Exhibit 10.44

COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

COMMUNITY BANK OF TRI-COUNTY
SUPPLEMENTAL LIFE INSURANCE AGREEMENT

THIS SUPPLEMENTAL LIFE INSURANCE AGREEMENT is adopted this 12 day of January, 2004, by and between COMMUNITY BANK OF TRI-COUNTY, Corporation located in WALDORF, MARYLAND (the “Company”), and WILLIAM J. PASENELLI (the “Executive”).

The purpose of this Agreement is to retain and reward the Executive, by dividing the death proceeds of certain life insurance policies which are owned by the Company on the life of the Executive with the designated beneficiary of the Executive. The Company will pay the life insurance premiums from its general assets.

ARTICLE 1
DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive.

1.2	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3	“Board” means the Board of Directors of the Company as from time to time constituted.

1.4	“Change in Control” means any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Company or the Corporation; (ii) the acquisition of the ability to control the election of a majority of the Company’s or the Corporation’s directors; (iii) the acquisition of a controlling influence over the management or policies of the Company or the Corporation by any person or by persons acting a s a“group” ( within the meaning of Section 1 3(d) of the Securities Exchange Act of 1934); or (iv) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Company or the Corporation (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Corporation’s ownership of the Company shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

1.5	“Company’s Interest” means the benefit set forth in Section 3.2.

1.6	“Corporation” means the Tri-County Financial Corporation.

1.7	“Disability” means a physical or mental infirmity which impairs the Executive’s ability to substantially perform the Executive’s duties under the Employment Agreement with the Company and which results in the Executive becoming eligible for long-term disability benefits under the Company’s long-term disability plan (or if the Company has no such plan in effect, which impairs the Executive’s ability to substantially perform his duties under his Employment Agreement for a period of 180 consecutive days).

1.8	“Employment Agreement” means the Employment Agreement between the Company and the Executive dated 02/01/2001 as the same may be amended from time to time.

1.9	“Executive’s Interest” means the benefit set forth in Section 3.1.

1.10	“Insured” means the Executive.

1.11	“Insurer” means the insurance company issuing the life insurance policy on the life of the Insured.

1.12	“Net Death Proceeds” means the total death proceeds of the Policy minus the cash surrender value.

1.13	“Normal Retirement Age” means the Executive attaining age 62.

1.14	“Policy” means the individual insurance policy or policies adopted by the Company for purposes of insuring the Executive’s life under this Agreement.

1.15	“Termination of Employment” means the termination of Executive’s service for any reason, voluntarily or involuntarily, other than a leave of absence approved by the Company.

1.16	“Termination for Cause” means that the Executive’s employment with the Company has been or is terminated by the Board because of the Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive’s part shall be considered “willful” unless the Executive has acted, or failed to act, with an absence of good faith and without a reasonable belief that the Executive’ s action or failure to act was in the best interest of the Company.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

ARTICLE 2
PARTICIPATION

2.1	Termination of Participation. The Executive’s rights under this Agreement shall automatically cease and his or her participation in this Agreement shall automatically terminate, if either of the following events occur: (i) if there is a Termination for Cause; or (ii) if the Executive’s employment with the Company is terminated prior to Normal Retirement Age for reasons other than (1) Disability (except as set forth in Section 2.2(b)), (2) Change in Control, or (3) a leave of absence approved by the Company. In the event that the Company decides to maintain the Policy after the Executive’s termination of participation in the Agreement, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.2	Disability and Change in Control.

(a)	Except as otherwise provided in paragraph (b) of this Section 2.2, if the Executive’s employment with the Company is terminated because of the Executive’s (1) Disability or (2) within twelve (12) months following a Change in Control, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Executive’s Interest in the Policy. However, the Company may replace the Policy with a policy that provides comparable death benefits provided under this Agreement.

(b)	Notwithstanding the provisions of paragraph (a) of this Section 2.2, upon the disabled Executive’s gainful employment with an entity other than the Company, the Company shall have no further obligation to the disabled Executive, and the disabled Executive’s rights pursuant to the Agreement shall cease. In the event the disabled Executive’s rights are terminated hereunder and the Company decides to maintain the Policy, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.3	Retirement. If the Executive remains in the continuous employ of the Company, upon Termination of Employment on or after the Executive’s Normal Retirement Age, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive’s Interest in the Policy. However, the Company may replace the Policy with a policy that provides comparable death benefits to cover the benefit under this Agreement.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

ARTICLE 3
POLICY OWNERSHIP/INTERESTS

3.1	Executive’s Interest. The Executive, or the Executive’s assignee, shall have the right to designate the Beneficiary of an amount of death proceeds equal to $500,000, not to exceed the greater of (i) Net Death Proceeds or (ii) premiums paid by the Company, subject to:

(a)	Forfeiture of Executive’s rights upon termination of Participation as set forth in Section 2.1;
(b)	Forfeiture of Executive’s rights upon gainful employment following Disability.
(c)	Termination of the Agreement and the corresponding forfeiture of rights for all Executives or any one Executive in accordance with Section 9.1 hereof; and
(d)	Forfeiture of the Executive’s rights and interest hereunder that the Company may reasonably consider necessary to conform with applicable law (including the Sarbanes-Oxley Act of 2002).

3.2	Company’s Interest. The Company shall own the Policy and shall have the right to exercise all incidents of ownership except that the Company shall not sell, surrender or transfer ownership of a Policy so long as the Executive has an interest in the Policy as described in Section 3.1. However, the Company may replace the Policy with a policy that provides comparable death benefits to cover the benefit provided under this Agreement. This provision shall not impair the right of the Company, subject to Article 9, to terminate this Agreement. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s Interest is determined according to Section 3.1.

ARTICLE 4
PREMIUMS

4.1	Premium Payment. The Company shall pay all premiums due on all Policies.

4.2	Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s Beneficiary. The “current term rate” is the minimum amount required to be imputed under Internal Revenue Notice 2002-8, or any subsequent applicable authority.

4.3	Imputed Income. The Company shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive’s W-2, or if applicable, Form 1099.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

ARTICLE 5
BENEFICIARIES

5.1	Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Agreement to a beneficiary upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other Agreement of the Company in which the Executive participates.

5.2	Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Company or its designated agent. The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company’s rules and procedures, as in effect from time to time. Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Company s hall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Company prior to the Executive’s death.

5.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Company or its designated agent.

5.4	No Beneficiary Designation. If the Executive dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive’s surviving spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive’s estate.

5.5	Facility of Payment. If the Company determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

ARTICLE 6
ASSIGNMENT

The Executive may irrevocably assign without consideration all or part of the Executive’s Interest in this Agreement to any person, entity or trust. In the event the Executive shall transfer all or part of the Executive’s Interest, then all or part of the Executive’s Interest in this Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in this Agreement.

ARTICLE 7
INSURER

The Insurer shall be bound only by the terms of its given Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement. The Insurer shall have the right to rely on the Company’s representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement.

ARTICLE 8
CLAIMS AND REVIEW PROCEDURE

8.1	Claims Procedure. The Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

8.1.1	Initiation * Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

8.1.2	Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

8.1.3	Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and
(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2	Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

8.2.1	Initiation — Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

8.2.2	Additional Submissions — Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

8.2.3	Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.2.4	Timing of Company’s Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

8.2.5	Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and
(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

ARTICLE 9
AMENDMENTS AND TERMINATION

9.1	Amendment or Termination of Agreement. Except as otherwise provided in Sections 2.2 and 2.3, the Company may amend or terminate this Agreement at any time prior to the Executive’s death. Such amendment or termination shall be by written notice to the Executive. In the event that the Company decides to maintain the Policy after the termination of the Agreement, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

9.2	Option to Purchase Upon Termination. If the Company exercises the right to terminate the Agreement, the Company shall not sell, surrender or transfer ownership of a Policy without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

ARTICLE 10
ADMINISTRATION

10.1	Company Duties. This Agreement shall be administered by the Company which shall consist of the Board, or such committee or persons as the Board may choose. The Company shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with this Agreement.

10.2	Agents. In the administration of this Agreement, the Company may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3	Binding Effect of Decisions. The decision or action of the Company with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

10.4	Indemnity of Company. The Company shall indemnify and hold harmless the members of the Company against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Company or any of its members.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

ARTICLE 11
MISCELLANEOUS

11.1	Binding Effect. This Agreement shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

11.2	No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an Executive of the Company, nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an Executive nor interfere with the Executive’s right to terminate employment at any time.

11.3	Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of MARYLAND, except to the extent preempted by the laws of the United States of America.

11.4	Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

11.5	Notice. Any notice or filing required or permitted to be given to the Company under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

11.6	Entire Agreement. This Agreement, along with the Executive’s Beneficiary Designation Form constitute the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

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COMMUNITY BANK OF TRI-COUNTY
Supplemental Life Insurance Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.

EXECUTIVE:	COMMUNITY BANK OF TRI-COUNTY

/s/ William J. Pasenelli	By	/s/ Michael L. Middleton
WILLIAM J. PASENELLI
	Title	President

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